2012/2013 PreLeasing Update

	2012-2013		2011-2012		Projected		September 30, 2011
	Leases[1]	%	Leases[1]	%	Rate Increase	Design Beds	Opening Occupancy

Same-communites	10,442	50.3%	10,236	49.3%	4.0%	20,761	94.9%
New-communities	1,561[2]	40.5%	464[3]	39.8%[3]	NM	3,853[2]	90.1%
Total	12,003	48.8%	10,700	48.8%	4.0%	24,614	94.7%

[1]	As of March 29, 2012 and 2011 for the current year and prior year, respectively.

[2]	Includes the following properties: Westminster House purchased in the second quarter of 2011, University Village Towers purchased in the third quarter of 2011 from a joint venture in which we previously held a 10% interest, Lotus Lofts, Irish Row, GrandMarc at Westberry Place and 3494 Lindell all purchased in the fourth quarter of 2011 and The Reserve on Stinson purchased in the first quarter of 2012 from a joint venture in which we previously held a 10% interest. Also includes 3 communities currently under construction and anticipated to open for occupancy in Summer 2012.

[3]	Includes University Village Towers and The Reserve on Stinson which were purchased from joint ventures in which we previously held a 10% interest and were managed by EdR in 2011.